Purchase Agreement for Coal Product

Contract No.: 00004
The agreement is signed at: LaiYeGou Coal Mine

Supplier: Inner Mongolia TeHong Coal Group- LaiYeGou Coal Mine
Buyer: Inner Mongolia LiTai Coking Co., Ltd.

1) Product, Item No., Type, Quantity, Cost and Time of delivery & Amount

Product	Item No.	Type	Unit	Quantity	Unit Price	Total	Time of delivery &Amount
Coal		Mass coal	tons	70,000	138	9,660,000
Total Cost in RMB

2)	Quality request, technical standard: Heating Capacity not less than 5800 kcal

3)	Delivery method: standard-5-30cm, supplier should provide the quality of the coal that meet the standard requested, time limit: 1 year

4)	Shipping method and freight: freight forward, delivery of coal will be at LaiYeGou Coal Mine, and the buyer send its truck to transport the coal

5)	Examining method and time limit for objection: solvent base on the report provided by the quality examination department; if the coal does not meet the quality standard, it will be the supplier’s responsibility

6)	Package standard, supply of packaging material, return and related cost: N/A

7)	Deficiency, lost and method of calculation: the supplier would not be responsible for lost

8)	Accessory, supplement and tool supply method: N/A

9)	Payment method and time limit: instalment

10)	Breach of contract: if supplier does not provide quality coal or/and not delivery on time, or id buyer does not pay on time, it should pay extra 1% of total cost as penalty

11)	Guarantee: if guarantee is needed, it should be signed and attached to this agreement

12)	Argument solving method: both parties negotiate

13)	Other terms: if loss to one party is due to the uncontrollable natural disaster, this agreement will be dissolved.

14)	Two copies of this agreement had been made; time limit: one year, effective on March 18, 2006.

Confirmation/opinion about the Supplier ‘s qualification: Process by: Verify department (Stamp) Date:	Confirmation/opinion about the Buyer ‘s qualification: Process by: Verify department (Stamp) Date:
Company name: Inner Mongolia TeHong Coal Group- LaiYeGou Coal Mine Address: Artificial person: Representative: Ding Wenhua Telephone No.: 9630098 Bank: Account No.: Postal Code:	Company name: Inner Mongolia LiTai Coking Co., Ltd. Address: Artificial person: Representative: Bai Jianping Telephone No.:4883115 Bank: Account No.: Postal Code:	Authentication opinion : Process by : Authentication department: Date:

Effective time limit: Jan 17, 2007